Exhibit 99.6

SUBSCRIPTION FORM

THIS LETTER OF TRANSMITTAL, INCLUDING THE ACCOMPANYING INSTRUCTIONS, SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.

PriceSmart, Inc. (the “Company”) is conducting a rights offering (the “Rights Offering”) which entitles the holders of shares of the Company’s common stock, par value $.0001 per share (the “Common Stock”), to receive the Right (a “Right” for each share of Common Stock held of record as of 5:00 p.m., New York City time, on November 24, 2004 (the “Record Date”). Holders of Rights are entitled to subscribe for and purchase 1.5 share(s) of Common Stock for each Right held at a subscription price of $7.00 per share of Common Stock on or before 5:00 p.m., New York City time, on                     , 2005, or after such date and time and on or before                     , 2005, to Subscribe for and purchase 1.5 shares of Common Stock for each Right at a subscription price of $8.00 per share of Common Stock. If a right(s) holder exercises a Right at a subscription price of $7.00, such right holder may not also exercise that Right at subscription price of $8.00. For a more complete description of the terms and conditions of the Rights Offering, please refer to the Prospectus dated                     , 2005 (the “Prospectus”), which is incorporated herein by reference. Copies of the Prospectus are available upon request from Mellon Bank, N.A., (1-888-867-6003).

I hereby irrevocably subscribe for the number of shares of Common Stock indicated on the form upon the terms and conditions specified in the Prospectus relating thereto. Receipt of the Prospectus is hereby acknowledged.

Please complete the back if you would like to transfer ownership or request special mailing.

Œ    Signature: This form must be signed by the registered holder(s) exactly as their name(s) appears on the certificate(s) or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith.

X / /
Signature of Stockholder Date Daytime Telephone #

X / /
Signature of Stockholder Date Daytime Telephone #

                                         SUBSTITUTE FORM W-9

PLEASE CERTIFY YOUR TAXPAYER ID OR SOCIAL SECURITY NUMBER BY SIGNING BELOW.

If the Taxpayer ID Number printed above is INCORRECT OR if the space is BLANK write in the CORRECT number here.
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Under penalties of perjury, I certify that:

1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and

2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends; or (c) the IRS has notified me that I am no longer subject to backup withholding, and

3. I am a U.S. person (including a U.S. resident alien).

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

Signature:                                                                     Date:

SEE INSTRUCTIONS ON THE REVERSE SIDE

Ž  ☐  SHARES TO SUBSCRIBE

WHOLE SHARES

ENCLOSED IS MY CHECK FOR $



SUBSCRIPTION CERTIFICATE NUMBER	CUSIP NUMBER

RIGHTS	RECORD DATE SHARES

PriceSmart Inc.

SUBSCRIPTION CERTIFICATE FOR RIGHTS OFFERING

NOVEMBER 24, 2004

A.	Number of shares of Common Stock subscribed for through the subscription privilege (not to exceed 1.5 shares of Common Stock for each Right held): Shares of Common Stock

B.	Total Subscription Price, fill in (1) or (2).

(1)	If exercising Rights at $7.00: Line A multiplied by $7.00 (to exercise a Right at $7.00 you must do so by , 2005): $
(2)	If exercising Rights at $8.00: Line A multiplied by $8.00 (to exercise a Right at $8.00 you must do so after the date in (1) above and before , 2005): $

C.	Payment must be made by certified check, bank draft or money order payable to Mellon Bank, N.A.

FOR MORE INFORMATION AND TO REQUEST ADDITIONAL COPIES OF THE PROSPECTUS OR

ANCILLARY DOCUMENTS, CONTACT MELLON BANK, N.A.

85 CHALLENGER ROAD, 2ND FLOOR, RIDGEFIELD PARK, NJ 07660

Stockholders Call:	1-888-867-6003 (Toll-free from within the U.S. and Canada)
Bank and Brokers Call Collect:	1-888-867-6003

WHERE TO FORWARD YOUR TRANSMITTAL MATERIALS

By Mail:	By Overnight Courier:	By Hand:

PriceSmart, Inc. c/o Mellon Bank, N.A. Attn: Reorganization Dept. P.O. Box 3301 South Hackensack, NJ 07606	PriceSmart, Inc. c/o Mellon Bank, N.A. Attn: Reorganization Dept. 85 Challenger Road Mail Drop–Reorg–2nd Floor Ridgefield Park, NJ 07660	PriceSmart, Inc. c/o Mellon Bank, N.A. Attn: Reorganization Dept. 120 Broadway, 13th Floor New York, NY 10271

THIS RIGHTS OFFERING EXPIRES AT 5:00 P.M., NEW YORK CITY TIME, ON             XX, 2005 (UNLESS EXTENDED BY THE COMPANY) AND THIS SUBSCRIPTION CERTIFICATE IS VOID THEREAFTER.

 Special Transfer Instructions		‘ Special Mailing Instructions
If you want your PriceSmart, Inc., Common Stock and any refund check to be issued in another name, fill out this section with the information for the new account name.	Signature Guarantee Medallion	Fill in ONLY if mailing to someone other than the Registered Holder(s) or to the Registered Holder(s) at an address other than that shown on the front of this card. Mail certificate(s) and any check(s) to:

Name (Please Print First, Middle & Last Name)	(Title of Officer Signing this Guarantee)	Name (Please Print First, Middle & Last Name)

Address (Number and Street)	(Name of Guarantor - Please Print)	Address (Number and Street)

(City, State & Zip Code)	(Address of Guarantor Firm)

(Tax identification or Social Security Number)	(City, State & Zip Code)	(City, State & Zip Code)

COMPLETE ALL APPLICABLE SECTIONS OF THIS FORM USING THE INSTRUCTIONS BELOW.

Œ	Sign and date Box 1 and include your day time phone number.

	PLEASE SIGN IN BOX 2 TO CERTIFY YOUR TAXPAYER ID OR SOCIAL SECURITY NUMBER if you are a U.S. Taxpayer. If the Taxpayer ID or Social Security Number is incorrect or blank, write the corrected number in Box 2 and sign to certify. Please note that Mellon Bank, N.A. may withhold a portion of your proceeds as required by the IRS if the Taxpayer ID or Social Security Number is not certified on our records. If you are a non-U.S. Taxpayer, please complete and return form W-8BEN.

Ž	Place an ☒ in the box and fill in the number of whole shares of Common Stock (if any) you wish to subscribe for under your subscription privilege. (Limited to 1.5 shares of Common Stock per Right).

	Subscription certificate and calculation section for determining your total subscription price.

	If you want your PriceSmart, Inc. Common Stock to be issued in another name, complete the Special Transfer Instructions in Box 5. Signature(s) in Box 5 must be medallion guaranteed.

Place an ☒ in the box and fill in the number of rights you wish to offer for sale.

‘	Fill in Box 6 if Common Stock certificate(s) and any check(s) should be mailed to someone other than the registered holder(s) or to the registered holder(s) at an address other than that shown on the front of this card.